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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 10, 2002
                                (Date of Report)



                               LENNAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                     1-11749                  95-4337490
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)         Identification Number)



 700 NORTHWEST 107TH AVENUE, MIAMI, FLORIDA                             33172
  (Address of Principal Executive Offices)                            (Zip Code)



                                 (305) 559-4000
              (Registrant's Telephone Number, Including Area Code)



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ITEM 9.   REGULATION FD DISCLOSURE.


The December 10, 2002 WALL STREET JOURNAL carried an article about a type of arrangement under which a not-for-profit organization gives a home buyer the money with which to make the down payment for a home purchase, and the home seller then makes a contribution to the not-for-profit organization equal to the amount given to the home buyer. Only 3% to 5% of Lennar Corporation's home sales involve arrangements of this type.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2002



                           By:      /s/   Bruce Gross
                               -------------------------------
                              Name:   Bruce Gross
                              Title:  Vice President and Chief Financial Officer